                                                                    Exhibit 99.2



Press Release

                                               FOR IMMEDIATE RELEASE
                                               For More Information Contact:
                                               Wesley D. Stisser, Jr., President
                                               Telephone: (607) 756-5643


                    CORTLAND SAVINGS BANK STOCK SALE APPROVED

         Cortland, New York, _________, 1998 - Mr. Wesley D. Stisser, Jr., President and Chief Executive Officer of Cortland Savings Bank, Cortland, New York, announced today that Cortland Savings Bank has received approval from the Federal Deposit Insurance Corporation (FDIC) and the New York State Banking Department to convert from a state chartered savings bank to a capital stock savings bank. In connection with the Conversion, Cortland Savings Bank has formed a holding company, CNY Financial Corporation, to hold all of the outstanding capital stock of Cortland Savings Bank.

         A Prospectus and Proxy Statement describing the Plan of Conversion will be mailed to certain depositors of Cortland Savings Bank in late August, 1998. Under the Plan of Conversion, CNY Financial Corporation is offering an estimated 7,043,750 shares of common stock at $10.00 per share. Certain of Cortland Savings Bank's past and present depositors will have the opportunity to purchase stock through a subscription offering that closes on September 16, 1998. Shares that are not subscribed for during the subscription offering, if any, will be offered to the general public, with preference given to natural persons who are residents of Cortland County, New York, in a community offering. The offerings are being managed by CIBC Oppenheimer of New York City and Trident Securities, Inc., of Raleigh, North Carolina.

         As a result of the Conversion, Cortland Savings Bank will be structured in the stock form, just like all commercial banks and an increasing number of savings institutions, and will become a subsidiary of CNY Financial Corporation

          According to Mr. Stisser, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits".

         Cortland Savings Bank is headquartered in Cortland, New York. The Bank was organized in 1866. At June 30, 1998, Cortland Savings Bank had total assets of $237.6 million and total equity of $32.0 million.

         Customers or interested members of the community with questions concerning the stock offering should call the Stock Information Center at
(607)_______.

Brochure:

                              Cortland Savings Bank


Questions and Answers Regarding the Subscription Offering and the Community Offering


                           MUTUAL TO STOCK CONVERSION

         On March 23, 1998, the Board of Directors of Cortland Savings Bank ("Cortland Savings" or the "Company") adopted the Plan of Conversion, pursuant to which Cortland Savings will convert from a mutual savings bank to a stock savings bank (the "Conversion") and simultaneously become a wholly-owned subsidiary of CNY Financial Corporation, a Delaware corporation organized by Cortland Savings to own all of the outstanding common stock of Cortland Savings ("CNY" or the "Holding Company").

         This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, Cortland Savings will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on Cortland Savings' deposits or the terms or conditions of any loans to existing borrowers under their contract arrangements with Cortland Savings.

         For complete information regarding the Conversion, see the Prospectus and the Proxy Statement. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at (607)
________________.

THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY CNY FINANCIAL CORPORATION COMMON STOCK. OFFERS MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

THE COMMON STOCK OF CNY FINANCIAL CORPORATION BEING OFFERED IN THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


1.       Q.   What is a "Conversion"?

         A.   Conversion is a change in the legal form of organization.
              Cortland Savings
              currently operates as a state-chartered mutual savings bank with no shareholders. Through the Conversion, Cortland Savings will form a holding company, CNY Financial Corporation. CNY Financial Corporation will ultimately own all of the outstanding stock of Cortland Savings. The holding company will issue common stock in the Conversion, as described below, and will be a publicly-owned company.

2.       Q.   Why is Cortland Savings converting?

         A. As a state-chartered mutual savings bank, Cortland Savings does not have stockholders and has no authority to issue stock. By converting to the stock form of organization, Cortland Savings will be structured in the form used by all commercial banks, most business entities and a growing number of savings institutions. The conversion will be important to the future growth and performance of Cortland Savings by providing a larger capital base to support lending and investment activities and it will enhance Cortland Savings' ability to diversify into other financial service-related activities. Currently, Cortland Savings has no specific plans, agreements, arrangements or understandings regarding such diversification.

3.       Q.   How will the community as a whole benefit from the conversion?

         A. In conjunction with the conversion, the holding company will contribute shares of its common stock to a charitable foundation. The foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance and affordable housing programs, not-for-profit community groups and other similar types of organizations and projects. The foundation is intended to complement the company's existing community reinvestment activities and to share the Bank's financial success as a locally-based, community-oriented financial services provider with the community it serves.

4.       Q.   Will the conversion have any effect on savings accounts,
              certificates of deposit or loans with Cortland Savings?

         A. No. The conversion will not change the amount, interest rate or withdrawal rights of any savings and checking accounts or certificates of deposit. The rights and obligations of borrowers under their loan agreements will not be affected.

5.       Q.   Did the Board of Directors of Cortland Savings approve the conversion?

         A. Yes. The Board of Directors adopted the Plan of Conversion on March 23, 1998.

                     THE SUBSCRIPTION AND COMMUNITY OFFERING

         Investment in the Common Stock involves certain risks. Before making an investment decision, please carefully read the enclosed Prospectus.

6.       Q.    Who is entitled to purchase common stock issued by the holding company?

         A. The offering consists of (i) a Subscription Offering to certain past and current depositors of Cortland Savings and (ii) a Community offering to natural persons residing in Cortland County, New York. Rights to subscribe for common stock will be given in order of priority to (i) depositors of Cortland Savings as of the Eligibility Record Date, which is December 31, 1996, who had a $100.00 minimum deposit at that date ("Eligible Account Holders"); (ii) Cortland Savings' employee stock ownership plan (the "ESOP"), a tax qualified employee stock benefit plan; (iii) depositors of Cortland Savings, who are not Eligible Account Holders, who had $100.00 or more on deposit as of June 30, 1998.

               It is the responsibility of each subscriber qualifying as an Eligible Account Holder or Supplemental Eligible Account Holder to list completely all account numbers for qualifying accounts as of the qualifying date on the stock order form. Failure to do so may result in a reduction or elimination of a subscriber's order.

               Shares that are not subscribed for during the Subscription Offering, if any, may be offered to the general public through a community offering with preference given to natural persons who are residents of Cortland County, New York (the "Local Community"). It is anticipated that any shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public.

7.       Q.    What is the price per share?

         A. The shares of CNY Financial Corporation are being offered at a purchase price of $10.00 per share. All subscribers will pay the same price.

8.       Q.    How do you subscribe for shares of stock?

         A. Eligible customers wishing to exercise their subscription rights must return a Stock Order Form to Cortland Savings prior to _____, 1998 at 12:00 noon, New York time ("the Expiration Date"). The original Stock Order Form must be completed and returned along with full payment or appropriate instructions authorizing a withdrawal from a deposit account at Cortland Savings on or prior to the Expiration Date.

9.       Q.    How do you pay for stock during the offering?

         A. First, you may pay for stock with cash (if delivered in person to Cortland Savings) or by check or money order. Subscription funds will earn interest at Cortland Savings' passbook rate from the date of receipt until the completion or termination of the conversion.

               Second, you may authorize Cortland Savings to withdraw funds from a Cortland Savings savings account or certificate of deposit without early withdrawal penalty. These funds will continue to earn interest at the rate in effect for the account until completion of the Conversion at which time funds will be withdrawn for the stock purchase. Funds remaining in this account (if any) will continue to earn at the contractual rate unless the withdrawal reduces the account balance below the applicable minimum in which case the depositor will receive interest at the passbook rate. A hold will be placed on the depositor's account for the amount specified for stock payment. Subscribers will not have access to these funds from the day Cortland Savings receives the stock order until the completion or termination of the conversion.

               Subscribers who wish to utilize Individual Retirement Account deposits held at Cortland Savings to subscribe for stock are encouraged to call the Cortland Savings Stock Information Center for assistance. There will be no early withdrawal penalty or IRS consequences if done properly, but additional paperwork will be necessary. Therefore, if you wish to use your Cortland IRA, you must call the Stock Center prior to ____, 1998.

10.      Q.    When must an order be placed for shares of stock?

         A. To exercise subscription rights in the subscription offering, a stock order form must be actually received by Cortland Savings with full payment for all shares subscribed for not later than 12:00 noon, New York time ________, 1998.

11.      Q.    How many shares of stock will be offered?

         A. CNY Financial Corporation will be offering between 5,206,250 and 7,043,750 shares of its common stock at a fixed price of $10.00 per share as will be determined by an independent appraisal firm. The number of shares may be decreased or increased within a specified range in response to the independent appraiser's final determination of the consolidated pro forma market value of CNY Financial after the Conversion. The amount of stock sold may be increased to 8,100,312 under certain circumstances.

12.      Q.    What is the minimum and maximum number of shares which may be subscribed for during the offering period?

         A. The minimum number of shares that may be purchased will be 25 shares ($250). The maximum number of shares which may be subscribed for by an eligible account holder, together with others on the same account, associates and persons acting together will be 15,000 shares ($150,000).

13.      Q.    Will a commission be charged on the stock subscribed for during this offering?

         A. No. Subscribers will not pay a commission on stock purchased in the Subscription Offering.

14.      Q.    Will subscribers receive interest on funds submitted for stock subscriptions?

         A. Yes. Cortland Savings will pay its current passbook rate from the date funds are received until completion of the conversion.

15.      Q.    Are the Subscription Rights transferable to another party?

         A. No. Pursuant to federal and state regulations, subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders may be exercised only by the person(s) to whom they are granted. Any person found to be transferring or selling subscription rights will be subject to forfeiture of such rights and other penalties.

16.      Q.    If a depositor closed an account several months ago could they still be eligible to subscribe for stock?

         A. If they were an account holder on the December 31, 1996, or June 30, 1998, they may be eligible to subscribe for stock regardless of whether or not they continue to hold a Cortland Savings account.

17.      Q.    May a loan from Cortland Savings be obtained to pay for shares?

         A. No. Federal and state regulations do not allow Cortland Savings to make loans for this purpose, but other financial institutions may make a loan for this purpose.

18.      Q.    Will the FDIC (Federal Deposit Insurance Corporation) insure the shares of stock?

         A. No. The shares will not be insured by the FDIC. However, the FDIC will continue to insure savings accounts and certificates of deposit up to the applicable limits allowed by law.

19.      Q.    Will there be a market for the stock following the conversion?

         A. The holding company has never issued stock before, and therefore there is no established market for its common stock. The holding company has received approval to have the common stock listed on the Nasdaq National Market under the symbol "CNYF." CIBC Oppenheimer Corp. and Trident Securities, Inc. intend to make a market in the common stock.

20.      Q.    Can stock be purchased using funds in a Cortland Savings IRA account?

         A. Yes. Contact the Stock Information Center for additional information. It takes several days to process the necessary IRA forms and, therefore, it is necessary that you make arrangements for this well in advance of the Expiration Date.

                    ABOUT VOTING "FOR" THE PLAN OF CONVERSION

         Cortland Savings Bank's depositors are being asked to approve the Plan of Conversion, which was adopted by the Board of Directors of the Bank and approved by state and federal regulators.

         Voting on the Plan does not affect deposit or loan accounts at the Bank and does not obligate depositors to purchase stock.

21.      Q.    Who is eligible to vote at the Special Meeting of Depositors to be held to consider the Plan of Conversion?

         A. At the Special Meeting of Depositors, which will be held on September __, 1998, certain depositors will be eligible to vote if they qualify as one of the "Voting Depositors" on the Voting Record Date established by the Board of Directors. Voting Depositors may vote by signing the enclosed proxy card.

22.      Q.    How many votes does a Voting Depositor receive?

         A. Each account holder is entitled to one vote for each $100, rounded to the nearest $100, on deposit in such account, subject to an overall maximum of 1,000 votes per account.

23.      Q.    Why have I received more than one proxy card?

         A. If you have more than one deposit account at Cortland Savings, you could receive more than one informational packet and each packet should contain a separate proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND PROMPTLY RETURN ALL PROXY CARDS.

24.      Q.    If a depositor  votes  "against" the Plan of Conversion  and it is approved, will such depositor be prohibited from buying stock during the Subscription Offering?

         A. No. Voting against the Plan of Conversion in no way restricts a depositor from buying stock.

25.      Q.    What happens if Cortland Savings does not obtain enough votes to approve the Plan of Conversion?

         A. Cortland Savings' Conversion would not take place and Cortland Savings would remain a mutual institution.

26.      Q.    Are Voting Depositors required to vote?

         A. No. However, failure to return a proxy card will have the same effect as a vote "Against" the Plan of Conversion.

27.      Q.    What is a Proxy Card?

         A. A Proxy Card gives a depositor the ability to vote without attending the Special Meeting in person. However, a depositor may attend the meeting and vote in person, even if they have previously returned a proxy card.

28.      Q.    How can someone obtain further information concerning the stock offering?

         A. All interested investors are invited to call the Stock Information Center at (607)___________ for further information. The Stock Information Center will be set up so that it can assist customers in their purchase of stock and answer their questions concerning the offering.

These Questions and Answers are neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. A Prospectus can be obtained at any Cortland Savings office or by calling the Stock Information Center. There shall be no solicitation of an offer or sale of stock in any jurisdiction in which any offer, solicitation of an offer or sale of stock would be unlawful.

         The common stock is not a deposit or account and is not federally insured or guaranteed.

                 OFFICER AND DIRECTOR STOCK PURCHASE COMMITMENTS

The following table sets forth certain information as to the intended purchases of Common Stock by each director and executive officer of the Bank and their associates and by all directors and executive officers as a group. This table excludes shares to be purchased by the ESOP which may be allocated to executive officers and excludes options or shares which may be granted pursuant to the Stock Option Plan or the PRRP which are expected to be adopted after the Conversion. For purposes of the following table, it has been assumed that 6,125,000 shares (the midpoint of the Valuation Range) of Common Stock will be sold at $10.00 per share and that sufficient shares will be available to satisfy subscriptions in all categories. The percentages assume a contribution of 122,500 shares of Common Stock to the foundation.


                                                                              Aggregate         Percent of
Name                           Position                      Total Shares   Purchase Price  Total Offering (1)
----                           --------                      ------------   --------------  ------------------

Wesley D. Stisser, Jr.         President, Chief Executive
                               Officer & Director               15,000        $150,000             .24%
Joseph H. Compagni             Director                         15,000         150,000             .24%
Roland Fragnoli                Director                         15,000         150,000             .24%
Edward E. Hatter, Jr.          Director                         15,000         150,000             .24%
Patrick J. Hayes, M.D.         Director                         15,000         150,000             .24%
Robert S. Kashdin, CPA         Director                         15,000         150,000             .24%
Harvey Kaufman                 Director                         15,000         150,000             .24%
Donald P. Reed                 Director                         15,000         150,000             .24%
Judith F. Riehlman             Director                          1,000          10,000             .02%
Terrance D. Stalder            Director                         10,000         100,000             .16%
F. Michael Stapleton           Executive Vice President &
                               Chief Operating Officer          15,000         150,000             .24%
Steven A. Covert               Executive Vice President &
                               Chief Financial Officer           5,000          50,000             .08%
Kerry D. Meeker                Senior Vice President &
                               Senior Loan Officer               8,000          80,000             .13%

All Directors and Executive
Officers as a Group
                                                                159,000       $1,590,000          2.55%
                                                                -------       ----------          ----



(1) At the midpoint of the offering and assumes enough shares will be available to satisfy all subscriptions.

   This brochure is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. There shall be no solicitation of an offer or sale of stock in any jurisdiction in which any offer, solicitation of an offer or sale of stock would be unlawful.

    The shares are not a deposit or account and are not federally insured or guaranteed.

                                                                          POSTER





                              Cortland Savings Bank



                            STOCK OFFERING MATERIALS
                                 AVAILABLE HERE



                 Customer Priority Rights for the Stock Offering
                          by CNY Financial Corporation
                            Expire on ________, 1998

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus . These shares have not been approved or disapproved by the Securities and Exchange Commission, the New York State Banking Department, the Federal Deposit Insurance Corporation or any other federal or state agency or any state securities commission, nor has such Commission, Department, Corporation or agency passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense.



New Issue                                                         ________, 1998



                             Up to 7,043,750 Shares





                     These shares are being offered pursuant
                         to a Plan of Conversion whereby


Cortland Savings Bank


                  will convert from a state mutual savings bank
                         to a capital stock savings bank
                    and become the wholly-owned subsidiary of


                            CNY Financial Corporation


                                  Common Stock


                                 --------------


                             Price $10.00 per share


                                 ---------------



Copies of the Prospectus may be obtained in any state in which this announcement is circulated from such of the undersigned or other brokers and dealers as may legally offer these securities in such state.


                                CIBC Oppenheimer
                            Trident Securities, Inc.


                For a copy of the Prospectus call (607) ________.

PROSPECT INVITATION




                           The Directors and Officers

                                       of

                              Cortland Savings Bank

                     cordially invite you to attend a brief

                  presentation regarding the stock offering of

            CNY Financial Corporation, our proposed holding company.



                               Please join us at:

                                 Place
                                 Address
                                 Date
                                 at ____ p.m.




                         Hors d'oeuvres will be served.



      Space is Limited so Please call (607) ________ if You Plan to Attend.

                        Cortland Savings Bank Letterhead



                                 August __, 1998


Dear Individual Retirement Account Participant:

         As you know, Cortland Savings Bank ("Cortland Savings") is in the process of converting from a state chartered mutual savings bank to a capital stock savings bank and has formed CNY Financial Corporation ("CNY") to hold all of the stock of Cortland Savings (the "Conversion"). Through the Conversion, certain current and former depositors of Cortland Savings have the opportunity to purchase shares of common stock of CNY in a Subscription Offering. CNY currently is offering up to 7,043,750 common stock, subject to adjustment, at a price of $10.00 per share.

         As the holder of an individual retirement account ("IRA") at Cortland Savings, you may use your IRA funds to subscribe for stock. If you desire to purchase common stock of CNY through your IRA, please contact your broker or Cortland Savings can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your IRA.

         If you are interested in receiving more information on self-directing your IRA, please contact the stock center at (607) _________. Because it takes several days to process the necessary IRA forms, Cortland Savings must receive a response by _________, 1998 to accommodate your interest.

                                   Sincerely,



                                   Wesley D. Stisser, Jr.
                                   President and CEO


 The shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                        (Oppenheimer/Trident Letterhead)




                                ___________, 1998





To Members and Friends of Cortland Savings Bank:

         CIBC Oppenheimer Corp. and Trident Securities, Inc., members of the National Association of Securities Dealers, Inc., are assisting Cortland Savings Bank of Cortland, New York ("Cortland Savings") in its Conversion from a mutual savings bank to a capital stock savings bank and the concurrent offering of common stock by CNY Financial Corporation (the "Company"), a New York corporation recently formed for the purpose of acquiring all of the stock of Cortland Savings.

         At the request of Cortland Savings, we are enclosing materials explaining the Conversion process and your right to subscribe for common stock of the Company. Please read the enclosed offering materials carefully before subscribing for stock.

         If you have any questions, please call the Stock Information Center at
(607) ________.



                                                       Sincerely,

                                                       CIBC OPPENHEIMER, CORP.
                                                       TRIDENT SECURITIES, INC.




Enclosures


 The shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                       (Cortland Savings Bank Letterhead)

                                ___________, 1998

Dear Valued Customer:

         Cortland Savings Bank ("Cortland Savings") is pleased to announce that we have received regulatory approval to proceed with our plan to convert from a mutual savings bank to a capital stock savings bank (the "Conversion"), conditioned upon receipt of approval by Cortland Savings' depositors, among other things. This Conversion is a significant event in the history of Cortland Savings in that it allows customers, directors and employees an opportunity to subscribe for common stock of CNY Financial Corporation ("CNY"), the proposed holding company for Cortland Savings.

         We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Cortland Savings, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Cortland Savings. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Cortland Savings.

         A special meeting of the depositors of Cortland Savings will be held on ___________, 1998 at _______, New York Time, at Cortland Savings' main office to consider and vote upon Cortland Savings Bank's Plan of Conversion. Enclosed is a proxy card. The Board of Directors of Cortland Savings solicits your vote "FOR" the Plan of Conversion. A vote in favor of the Plan of Conversion does not obligate you to purchase common stock of CNY. If you do not plan to attend the special meeting, please sign and return your proxy card promptly. Your vote is important to us.

         As one of our valued customers, you have the opportunity to invest in the future of Cortland Savings by purchasing common stock of CNY during the Subscription Offering, without paying a sales commission.

         If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received by Cortland Savings not later than 12:00 Noon, New York Time on _________, 1998.

         We also have enclosed a Prospectus and Proxy Statement which fully describe the Conversion and provide financial and other information about CNY and Cortland Savings. Please review these materials carefully before you vote or invest. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (607)
________.

         We look forward to continuing to provide quality financial services to you in the future.

                                                         Sincerely,

                                                         Wesley D. Stisser, Jr.
                                                         President and CEO

 The shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                       (Cortland Savings Bank Letterhead)


                               ____________, 1998


Dear Interested Investor:

         Cortland Savings Bank of Cortland, New York is pleased to announce that we have received regulatory approval to proceed with our plan to convert from a mutual savings bank to a permanent capital stock savings bank (the "Conversion"), conditioned upon receipt of approval by Cortland Savings' members, among other things. This Conversion is a significant event in the history of Cortland Savings in that it allows customers, community members, directors and employees an opportunity to purchase common stock of CNY Financial Corporation, the proposed holding company for Cortland Savings.

         We want to assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Cortland Savings.

         Enclosed is a Prospectus which fully describes Cortland Savings, its management, board and financial condition. Please review it carefully before you make an investment decision. If you decide to invest, please return to Cortland Savings a properly completed stock order form together with full payment for shares at your earliest convenience. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (607) ________.


                                                         Sincerely,

                                                         Wesley D. Stisser, Jr.
                                                         President and CEO

Enclosures

 The shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                       (Cortland Savings Bank Letterhead)

                               ____________, 1998


Dear Friend:

         Cortland Savings Bank ("Cortland Savings") is pleased to announce that we have received regulatory approval to proceed with our plan to convert from a mutual savings bank to a capital stock savings bank (the "Conversion"), conditioned upon receipt of approval by Cortland Savings' depositors, among other things. The Conversion is a significant event in the history of Cortland Savings in that it allows customers, directors and employees an opportunity to subscribe for common stock of CNY Financial Corporation, the proposed holding company for Cortland Savings.

         We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Cortland Savings, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Cortland Savings. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Cortland Savings.

         Our records indicate that you were a depositor of Cortland Savings on December 31, 1996. Therefore, under applicable law, you are entitled to subscribe for common stock of CNY Financial Corporation in the Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current depositors' approval of the Plan of Conversion at a special meeting of members to be held on __________, 1998, and upon receipt of all required regulatory approvals.

         If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received at Cortland Savings not later than 12:00 Noon, New York Time on __________, 1998.

         Enclosed is a Prospectus which fully describes Cortland Savings, its management, board and financial condition. Please review it carefully before you invest. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (607)
________.

                                                         Sincerely,

                                                         Wesley D. Stisser, Jr.
                                                         President and CEO
Enclosures

 The shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                       (Cortland Savings Bank Letterhead)

                                ___________, 1998

Dear Member:

         As a qualified member of Cortland Savings Bank ("Cortland Savings"), you have the right to vote upon Cortland Savings' proposed Plan of Conversion and also generally have the right to subscribe for common stock of CNY Financial Corporation, the proposed holding company for Cortland Savings. However, the proposed Plan of Conversion provides that CNY Financial Corporation will not offer shares in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require CNY Financial Corporation to register its common stock and /or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

         You may vote on the proposed Plan of Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Cortland Savings' Stock Information Center at (607) ________.


                                                         Sincerely,

                                                         Wesley D. Stisser, Jr.
                                                         President and CEO

Enclosures


The common stock offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

-------------------------------------------------------------------------------

                                P R O X Y G R A M


                                     (LOGO)


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


YOUR VOTE ON OUR PLAN OF CONVERSION  HAS NOT BEEN RECEIVED.


YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN OF CONVERSION.


VOTING FOR THE PLAN OF CONVERSION WILL NOT AFFECT THE DEPOSIT INSURANCE COVERAGE OF YOUR ACCOUNTS. ALL ACCOUNTS WILL CONTINUE TO BE INSURED UP TO THE LEGAL LIMIT BY THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.


REMEMBER, VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY SHARES.


PLEASE ACT PROMPTLY!  SIGN THE ENCLOSED PROXY CARD AND MAIL OR
DELIVER IT TO AN OFFICE OF CORTLAND SAVINGS BANK.


WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.

THANK YOU!


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        THE BOARD OF DIRECTORS
                                                        OF CORTLAND SAVINGS BANK

                                                                           CNY FINANCIAL CORPORATION
                                                                                STOCK ORDER FORM
-------------------------------------------------------------------------------------------------------------------
                                                      Cortland Savings Bank                        EXPIRATION DATE
                                                       1 North Main Street                     for Stock Order Forms:
                                                       Cortland, NY 13045                 12:00 Noon, Eastern Daylight Time
                                                           (607) 756-                            September 16, 1998
---------------------------------------------------------------------------------------------------------------------------------
 IMPORTANT -- PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you
 complete this Form.
---------------------------------------------------------------------------------------------------------------------------------
 (1) NUMBER OF SHARES          SUBSCRIPTION PRICE   (2) TOTAL PAYMENT DUE            (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
                             X  $10.00 =                                             / / Check here if you are a director,
                                                                                     officer or employee of Cortland Savings or a
                                                                                         member of such person's immediate
                                                                                         family.
  -------------------------------------------------------------------------------------------------------------------------------
 (4) METHOD OF PAYMENT/CHECK
  Enclosed is a check, bank draft or money
  order made payable to CNY Financial Corp.
  in the amount of:
---------------------------------------------------------------------------------------------------------------------------------
 (5) METHOD OF PAYMENT/WITHDRAWAL
  The undersigned authorizes withdrawal from
  the following account(s) at Cortland
  Savings. There is no penalty for early
  withdrawal for purposes of this payment.
---------------------------------------------------------------------------------------------------------------------------------

 ----------------------------------------------------
      ACCOUNT NUMBER(S)          WITHDRAWAL AMOUNT(S)
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
      TOTAL WITHDRAWAL AMOUNT
-------------------------------------------------------
IN ORDER TO SUBSCRIBE FOR SHARES THROUGH AN INDIVIDUAL
RETIREMENT ACCOUNT ("IRA") AT CORTLAND SAVINGS, YOU
MUST CONTACT THE CONVERSION INFORMATION CENTER AT
             BEFORE              .

--------------------------------------------------------------------------------

(6) PURCHASER INFORMATION
A. / / Eligible Account Holder -- Check here if you were a depositor of a least
       $100.00 at Cortland Savings on December 31, 1996. Enter Information below for all deposit accounts that you had at Cortland Savings on December 31, 1996.
B. / / Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $100.00 at Cortland Savings on June 30, 1998 but are not an Eligible
       Account Holder. Enter information below for all deposit accounts that you had at Cortland Savings on June 30, 1998
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
    ACCOUNT TITLE (NAMES ON ACCOUNTS)                  ACCOUNT NUMBER(S)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

                                                                  .

-      THESE ACCOUNT NUMBERS CORRESPOND TO THE PREPRINTED
       REGISTRATION IN THE TOP LEFT HAND CORNER OF THIS
       FORM.
-      THESE MAY NOT BE ALL OF YOUR QUALIFYING ACCOUNTS.
-      YOU MUST LIST ANY ACCOUNT NUMBERS FROM OTHER STOCK
       ORDER FORMS YOU HAVE RECEIVED IN THE MAIL AND ANY
       OTHER ACCOUNTS THAT YOU HAVE OR HAVE HAD AT
       CORTLAND SAVINGS.
-      IF YOU DO NOT LIST ALL OF YOUR ACCOUNTS, YOU MAY
       NOT RECEIVE ALL OF THE SHARES THAT YOU ARE
       ELIGIBLE FOR.

(7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
/ / Individual                  / / Joint Tenants          / / Tenants in Common      / / Fiduciary (Under Agreement Dated
                                                                                      ------------------------, 19  )
/ / Individual Retirement       / / Corporation or         / / Uniform Transfer to    / / Other
Account (IRA)                   Partnership                Minors Act                 ----------------------------------------

--------------------------------------------------------------------------------

(8) NAME(S) IN WHICH SHARES ARE TO BE REGISTERED (PLEASE PRINT CLEARLY)                       Social Security # or Tax ID
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Name(s) continued                                                                             Telephone (Daytime)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

Street Address                       City                            State            Zip Code
-----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 (9) NASD AFFILIATION                                          (10) ASSOCIATE--ACTING IN CONCERT
  / / Check here if you are a member of the National            / / Check here, and complete the
      Association of Securities Dealers, Inc. ("NASD"), a       reverse side of this Form, if you or
      person associated with an NASD member, a member of the        any associate (as defined on the
      immediate family of any such person to whose support          reverse side of this Form) or
      such person contributes, directly or indirectly, or           persons acting in concert with you
      the holder of an account in which an NASD member or           have submitted other orders for
      person associated with an NASD member has a beneficial        shares in the Subscription
      interest. To comply with conditions under which an            Offering and/or the Community
      exemption from the NASD's Interpretation With Respect         Offering.
      to Free-Riding and Withholding is available, you
      agree, if you have checked the NASD Affiliation box,
      (i) not to sell, transfer or hypothecate the stock for
      a period of 90 days following issuance, and (ii) to
      report this subscription in writing to the applicable
      NASD member within one day of payment therefor.

--------------------------------------------------------------------------------
 (11) ACKNOWLEDGMENT
  To be effective, this fully completed Stock Order Form must be actually received by Cortland Savings, no later than 12:00 Noon, Eastern Daylight
  Time, on September 16, 1998, unless extended; otherwise this Stock Order
  Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Cortland Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
  It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Amended Plan of Conversion ("Plan") of Home Savings described in the accompanying
  Prospectus. If the Plan is not approved by the members of Cortland Savings at a Special Meeting to be held on September 23, 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
  The undersigned agrees that after receipt by Cortland Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the offering is not completed within 45 days after the completion of the Subscription Offering) without Cortland Savings' consent, and if authorization to withdraw from deposit accounts at Cortland Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
  Under penalty of perjury, I certify that the Social Security or Tax ID
  Number and the other information provided under the Item 8 of this Stock
  Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer to these shares.
  ALL RIGHTS EXERCISABLE HEREUNDER ARE NOT TRANSFERABLE AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH RIGHTS. CORTLAND SAVINGS BANK AND CNY FINANCIAL CORPORATION MAY PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS. THE UNDERSIGNED CERTIFIES THAT THIS STOCK ORDER IS FOR MY ACCOUNT ONLY AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE TRANSFER OF MY SUBSCRIPTION RIGHTS OR ANY
  FURTHER SALES OR TRANSFER OF THESE SHARES. IF THERE IS ANY SUCH AGREEMENT OR UNDERSTANDING, THIS SUBSCRIPTION MAY BE CANCELED BY CORTLAND SAVINGS BANK. I ACKNOWLEDGE THAT THE COMMON SHARES OFFERED ARE NOT A SAVINGS OR DEPOSIT ACCOUNT AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY, MAY LOSE VALUE AND ARE NOT GUARANTEED BY CNY FINANCIAL CORPORATION.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

SIGNATURE       DATE  SIGNATURE       DATE
------------------------------------------
------------------------------------------

  SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

     OFFICE USE          -------------
                         Date Received
  ----------------      ----------------
      Batch #               Order #

   ACCOUNT TITLE (NAMES ON ACCOUNTS)          ACCOUNT NUMBER(S)

----------------------------------------  -------------------------

----------------------------------------  -------------------------

----------------------------------------  -------------------------

----------------------------------------  -------------------------

   ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT TITLE (NAMES ON ACCOUNTS)          ACCOUNT NUMBER(S)
----------------------------------------  -------------------------
                                        ----------------------------------------  -------------------------
----------------------------------------  -------------------------
                                        ----------------------------------------  -------------------------
----------------------------------------  -------------------------
                                        ----------------------------------------  -------------------------
----------------------------------------  -------------------------
                                        ----------------------------------------  -------------------------

ITEM 10 -- (CONTINUED)

List below all other orders submitted by you    "Associate" is defined as: (i) any corporation or organization (other
or your Associates (as defined) or by persons   than Savings, or a majority-owned subsidiary of Cortland Savings, or
acting in concert with you.                     CNY Financial Corporation.) of which such person is an officer or partner or is, directly or
                                                indirectly, the beneficial owner of 10% or more of any class of equity securities,
                                  NUMBER OF     (ii) any trust or other estate in which such person has a substantial
   NAME(S) LISTED ON OTHER         SHARES       beneficial
      STOCK ORDER FORMS            ORDERED
                                                interest or as to which such person serves as a trustee or in a similar fiduciary
                                                capacity; except for any tax-qualified employee stock benefit plan or any
                                                charitable trust which is exempt from federal taxation pursuant to
                                                Section 501(c)(3) of the Code; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Cortland
                                                Savings, or any subsidiaries thereof.

               A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF THIS FORM.
                                                FORM OF CERTIFICATION
  I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF CNY FINANCIAL CORPORATION. ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE
  NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY CORTLAND SAVINGS OR BY THE FEDERAL GOVERNMENT.
  I/We further certify that, before purchasing the common shares, no par value per share, of the proposed holding
  company for Cortland Savings, I/we received a Prospectus dated               , 1998 (the "Prospectus"), which
  contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page 18 of the Prospectus.
     1. Interest Rate Risk...........................................................................  (page   )
     2. Geographic Concentration of Loans............................................................  (page   )
     3. Lending Risks................................................................................  (page   )
     4. Competition..................................................................................  (page   )
     5. Reduction in Return on Equity: Investment of Proceeds........................................  (page   )
     6. Increased Compensation and Other Expenses After the Conversion...............................  (page   )
     7. Establishment of Charitable Foundation.......................................................  (page   )
     8. Anti-Takeover Provisions.....................................................................  (page   )
     9. Absence of Market for Common Stock...........................................................  (page   )
    10. Possible Increase in the Valuation Range and Number of Shares to be Issued...................  (page   )
    11. Possible Dilution from Stock Options and the Personnel Recognition and Retention Program.....  (page   )
    12. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights..........  (page   )
    13. Regulation of Financial Institutions.........................................................
    14. Defalcation by Former Senior Loan Officer....................................................
    15. Year 2000 Compliance.........................................................................

Signature                               Date                                                      Signature            Date

Name (Please Print)                               Name (Please Print)